Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-267295, No. 333-267293, and No. 333-281288) and Form S-8 (No. 333-238287, No. 333-255831, No. 333-265917, No. 333-270565, No. 333-275882, and No. 333-276110) of ADC Therapeutics SA of our report dated March 27, 2025 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers SA
Pully, Switzerland
March 27, 2025

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